ROHM AND HAAS COMPANY REPORTS
SECOND QUARTER 2003 RESULTS

Philadelphia, PA, July 28, 2003 – Rohm and Haas Company (NYSE:ROH) today reported second quarter sales of $1,570 million, an 8 percent increase over the same period in 2002, with favorable currencies representing 6 percent, acquisitions 3 percent, and higher selling prices representing 2 percent. Lower volumes and unfavorable product mix had a negative impact of 3 percent on sales. The company reported a loss from continuing operations in the second quarter of $3 million, or $.02 per share, as compared to second quarter 2002 earnings from continuing operations of $92 million, or $.41 per share. The second quarter 2003 loss includes $94 million, after tax, or $.43 per share for restructuring and asset impairment charges. The charges include a $66 million non-cash impairment, primarily related to finite-lived intangible assets associated with the Lamineer product line of the Powder Coatings business, and the Specialty Magnesia product line of the Process Chemicals business, as well as $28 million for restructuring charges primarily attributed to profit improvement initiatives across many businesses and functions in Europe and North America.

“The impairment and restructuring charges in the quarter overshadow the underlying performance of our businesses, which continue to benefit from new products being introduced in the marketplace, as well as smooth manufacturing operations and good internal cost controls,” said Raj L. Gupta, chairman and chief executive officer.

Gupta noted that the company continues to experience uneven demand in most of its major markets and regions, driven by general economic weakness in North America, Europe and Japan, no real recovery in the electronic markets, and poor weather this spring in much of the eastern and mid-western portions of the United States that impacted the sales of exterior paints and construction related products.

	2nd Qtr. 2003	2nd Qtr. 2002

Net Sales	$1,570 million	$1,457 million
Earnings (loss) from continuing operations before cumulative effect of accounting change	$(3) million $(.02) per share	$92 million $.41 per share
Loss on disposal of discontinued line of business, net of $2 million of income taxes in 2002	$ 0 $.00 per share	$(3) million $(.01) per share
Net (loss) earnings	$(3) million $(.02) per share	$89 million $.40 per share

Sales in the Coatings business of $563 million represented an 11 percent increase over the same period a year ago. Favorable currency, the Ferro European Powder Coatings business acquisition in 2002, and improved selling prices increased sales. Poor weather in portions of the United States and slow demand in industrial and government markets adversely impacted demand for coatings in consumer and traffic paint markets, which were partially offset by solid demand for coatings used in the paper market, the result of increased reliance on light-weight paper coatings by news magazines and catalogue producers.

Electronic Materials sales of $256 million were flat as compared with the very strong second quarter of 2002, even with favorable currency in this quarter, as the anticipated recovery in the electronics market has yet to materialize. Sales in the Printed Wiring Board business were down compared with the same period a year ago, as strength in Asia-Pacific failed to offset weakness in other regions. The Microelectronics and Electronic and Industrial Finishing businesses both showed growth in the quarter, driven by the higher technology products.

Adhesives and Sealants sales of $159 million were up 4 percent over the second quarter of 2002, primarily attributable to favorable foreign currencies. This business continues to see weak demand in North America and Europe, partially offset by higher sales in the Asia-Pacific region for pressure sensitive and transportation adhesives.

Performance Chemicals sales of $353 million are up 11 percent over the same period a year ago, reflecting the acquisition of the Kureha business in Plastics Additives, favorable currencies and mixed demand. The lackluster economy and weather impacted sales in the Plastics Additives and Consumer and Industrial Specialties businesses in North America and Europe, while both businesses saw positive growth in the Asia-Pacific region. Process Chemicals sales were comparable with the same period in 2002, although strength in the advanced biosciences markets offset weaker demand in water treatment.

Salt sales of $137 million were up 5 percent over the second quarter of 2002, primarily attributable to late winter weather and stockpile replenishment in the ice control market.

Monomers sales of $302 million, including sales to our internal monomer consuming businesses, were up 20 percent over the same period a year ago. Monomers sales to third parties increased 11 percent, due to price increases implemented to recover high raw material and energy costs.

The company’s loss from continuing operations was $3 million, reflecting the impact of restructuring and asset impairments, particularly in the Coatings and Performance Chemicals businesses. Gross Profit margin was 29.4 percent, compared with 32.9 percent in the same period in 2002, as favorable currencies failed to offset the impact of higher raw material, energy and manufacturing costs, and lower demand. Selling and Administrative expenses were up 3 percent on a year-on-year basis, reflecting higher wages, health benefits and pension costs, partly offset by good control over discretionary spending. Research and Development spending was down 9 percent over the same period in 2002, largely the result of the discontinuation of the company’s gene regulation research program late last year, which has been subsequently donated to a leading university. The effective income tax rate on earnings excluding restructuring was 32.1 percent, slightly down from the 32.5 percent in the same period a year ago. Currencies had a favorable impact on second quarter 2003 results of $.05 per share over the comparable period in 2002. Based on preliminary cash flow analysis, cash from operations of $197 million was offset by $77 million in capital spending and $47 million in dividends, resulting in free cash flow* of $73 million for the second quarter.

In commenting on the outlook for the remainder of the year, Gupta said, “Despite the weak external environment, our strong business portfolio and our demonstrated ability to deliver new and higher value products to our customers should deliver full-year sales growth of greater than 10 percent, with organic growth generating 4 to 5 percent, currencies contributing approximately 5 percent, if they remain at present levels, and acquisitions representing 2 percent.” Gupta noted that while raw material prices have peaked in the second quarter, they remain high, particularly natural gas and acetone due to supply/demand imbalances. Selling prices implemented earlier in the year to respond to rising raw material and energy costs have not been sufficient to fully recover margins. “Full-year earnings from continuing operations are expected to be in the range of $1.20 to $1.30 per share,” he said, “which includes the $0.44 per share in restructuring and asset impairment charges we have already reported in the first half of this year, compared with $0.95 per share in 2002, which included $0.52 per share in restructuring and asset impairment charges during the same period.”

*Note: Our definition of free cash flow is cash provided by operating activities, less capital asset spending and dividends. Free cash flow is not a measurement recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, this measure may not be consistent with similar measures presented by other companies.

# # #

     This release includes forward-looking statements. Actual results could vary materially, due to changes in current expectations. The forward-looking statements contained in this announcement concerning demand for products and services, sales and earnings growth, and actions that may be taken to improve financial performance, involve risks and uncertainties and are subject to change based on various factors, including the impact of raw materials and natural gas, as well as other energy sources, and the ability to achieve price increases to offset such cost increases, development of operational efficiencies, changes in foreign currencies, changes in interest rates, the continued timely development and acceptance of new products and services, the impact of competitive products and pricing, the impact of new accounting standards, assessments for asset impairments, and the impact of tax and other legislation and regulation in the jurisdictions in which the company operates. Further information about these risks can be found in the company’s SEC 10-K filing of March 17, 2003.

Rohm and Haas is a Philadelphia-based specialty chemical company which makes products for the personal care, grocery, home and construction markets, and the electronics industry. The company has annual sales of approximately $5.7 billion and operations in more than 25 countries.

Rohm and Haas Company and Subsidiaries
Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,

			Percent			Percent
	2003	2002	Change	2003	2002	Change

Net sales	$1,570	$1,457	8%	$3,183	$2,838	12%
Cost of goods sold	1,109	978	13%	2,273	1,918	19%

Gross profit	461	479	-4%	910	920	-1%
Selling and administrative expense	225	219		440	425
Research and development expense	60	66		121	128
Interest expense	31	32		63	67
Amortization of finite-lived intangibles	17	16		34	34
Share of affiliate earnings, net	5	4		8	5
Provision for restructuring and asset impairments	146	17		151	16
Loss on early extinguishment of debt (see note below)	—	2		—	9
Other income, net	1	5		2	7

Earnings (loss) from continuing operations before income taxes and cumulative effect of accounting change	(12)	136		111	253
Income tax expense (benefit)	(9)	44		32	82

Earnings (loss) from continuing operations before cumulative effect of accounting change	$(3)	$92		$79	$171

Discontinued operations:
Loss on disposal of discontinued line of business, net of $2 of income taxes in 2002	—	(3)		—	(3)

Earnings (loss) before cumulative effect of accounting change	(3)	89		79	168
Cumulative effect of accounting change, net of $3 and $57 of income taxes in 2003 and 2002, respectively	—	—		(8)	(773)

Net earnings (loss)	$(3)	$89		$71	$(605)

Basic earnings (loss) per share (in dollars):
From continuing operations	$(0.02)	$0.41		$0.36	$0.77
Loss on disposal of discontinued line of business	—	(0.01)		—	(0.01)
Cumulative effect of accounting change	—	—		(0.04)	(3.50)

Net earnings (loss) per share	$(0.02)	$0.40		$0.32	$(2.74)

Diluted earnings (loss) per share (in dollars):
From continuing operations	$(0.02)	$0.41		$0.36	$0.77
Loss on disposal of discontinued line of business	—	(0.01)		—	(0.01)
Cumulative effect of accounting change	—	—		(0.04)	(3.49)

Net earnings (loss) per share	$(0.02)	$0.40		$0.32	$(2.73)

Weighted average common shares outstanding — basic:	221.2	220.9		221.2	220.8
Weighted average common shares outstanding — diluted:	221.2	222.1		221.8	221.9
Other Data:

Capital spending	$77	$87		$162	$155
Depreciation expense	$97	$97		$199	$194

Note: In accordance with SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” 2002 earnings from continuing operations now reflect losses on early extinguishment of debt, previously reported below continuing operations as extraordinary items.

Rohm and Haas Company and Subsidiaries
Consolidated Balance Sheets
(in millions, except share data)
(preliminary and unaudited)

	June 30,	December 31,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$242	$295
Receivables, net	1,285	1,184
Inventories	814	765
Prepaid expenses and other current assets	363	299

Total current assets	2,704	2,543

Land, buildings and equipment, net	2,951	2,954
Goodwill and other intangible assets, net	3,360	3,478
Other assets	661	731

	$9,676	$9,706

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term obligations	$126	$180
Trade and other payables	459	481
Accrued liabilities	709	682
Federal, foreign and other income taxes payable	216	302

Total current liabilities	1,510	1,645

Long-term debt	2,906	2,872
Employee benefits	648	650
Other liabilities	1,455	1,409
Minority interest	13	11
Commitments and contingencies
Stockholders’ equity:
Common stock: shares issued - 242,078,367	605	605
Additional paid-in capital	1,974	1,971
Retained earnings	972	994

	3,551	3,570
Treasury stock	(198)	(200)
ESOP shares	(103)	(107)
Accumulated other comprehensive loss	(106)	(144)

Total stockholders’ equity	3,144	3,119

	$9,676	$9,706

Certain prior year amounts have been reclassified to conform with the current year presentation.

Rohm and Haas Company and Subsidiaries	Appendix I

(in millions)
(unaudited)

     Net Sales by Business Segment and Region

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002 (1)	2003	2002 (1)

Business Segment
Coatings	$563	$508	$1,064	$933
Adhesives and Sealants	159	153	318	300
Electronic Materials	256	257	509	476
Performance Chemicals	353	317	683	612
Salt	137	130	418	350
Monomers	302	252	544	454
Elimination of Intersegment Sales	(200)	(160)	(353)	(287)

Total	$1,570	$1,457	$3,183	$2,838

Customer Location
North America	$816	$838	$1,721	$1,678
Europe	445	343	863	653
Asia-Pacific	260	224	504	409
Latin America	49	52	95	98

Total	$1,570	$1,457	$3,183	$2,838

Earnings (Loss) from Continuing Operations by Business Segment (2)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002 (1,3)	2003	2002 (1,3)

Business Segment
Coatings	$(4)	$68	$43	$118
Adhesives and Sealants	2	(6)	12	(5)
Electronic Materials	20	23	41	34
Performance Chemicals	(2)	22	14	41
Salt	3	2	32	25
Monomers	12	18	14	36
Corporate	(34)	(35)	(77)	(78)

Total	$(3)	$92	$79	$171

(1)	Reclassified to conform to current year presentation.

(2)	Before cumulative effect of accounting change.

(3)	In accordance with SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” 2002 earnings from continuing operations now reflect losses on early extinguishment of debt, previously reported below continuing operations as extraordinary items. The losses are reflected within the Corporate business segment.

Rohm and Haas Company and Subsidiaries	Appendix II

(in millions)
(unaudited)

     Provision for Restructuring and Asset Impairments by Business Segment

	Three Months Ended		Six Months Ended
Pre-tax	June 30,		June 30,

	2003	2002	2003	2002

Business Segment
Coatings	$98	$—	$102	$—
Adhesives and Sealants	5	9	4	9
Electronic Materials	2	—	(1)	—
Performance Chemicals	38	8	43	8
Salt	—	—	—	—
Monomers	2	—	2	—
Corporate	1	—	1	(1)

Total	$146	$17	$151	$16

	Three Months Ended		Six Months Ended
After-tax	June 30,		June 30,

	2003	2002	2003	2002

Business Segment
Coatings	$63	$—	$66	$—
Adhesives and Sealants	3	6	3	6
Electronic Materials	1	—	(1)	—
Performance Chemicals	25	5	28	5
Salt	—	—	—	—
Monomers	1	—	1	—
Corporate	1	—	1	(1)

Total	$94	$11	$98	$10

Earnings (Loss) from Continuing Operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) by Business Segment (2)

Due to the varying impacts of debt, interest rates, acquisition related amortization and effective tax rates, EBITDA is calculated to facilitate comparisons between Rohm and Haas Company and its competitors. EBITDA is not a measurement recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, this measure may not be consistent with similar measures presented by other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002 (1,3)	2003	2002 (1,3)

Business Segment
Coatings	$14	$124	$109	$220
Adhesives and Sealants	11	(2)	35	10
Electronic Materials	46	50	95	84
Performance Chemicals	19	57	72	114
Salt	24	24	86	75
Monomers	33	43	51	87
Corporate	(14)	(15)	(41)	(42)

Total	$133	$281	$407	$548

Reconciliation of EBITDA to Earnings (Loss) from Continuing Operations (2)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002 (3)	2003	2002 (3)

EBITDA	$133	$281	$407	$548
Interest expense	31	32	63	67
Income tax expense (benefit)	(9)	44	32	82
Depreciation expense	97	97	199	194
Amortization of finite-lived intangibles	17	16	34	34

Earnings (loss) from continuing operations before cumulative effect of accounting change	$(3)	$92	$79	$171

(1)	Reclassified to conform to current year presentation.

(2)	Before cumulative effect of accounting change.

(3)	In accordance with SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” 2002 earnings from continuing operations now reflect losses on early extinguishment of debt, previously reported below continuing operations as extraordinary items. The losses are reflected within the Corporate business segment.